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                                                                   EXHIBIT 23


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 25, 2003, accompanying the consolidated financial statements in the Annual Report of Computer Horizons Corp. on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Computer Horizons Corp. on Forms S-3 (File No. 333-33665, effective September 24, 1997, File No. 333-44417, effective February 27, 1998, and File No. 333-48877, effective March 30, 1998) and on Form S-8 (File No. 033-41726,
effective July 16, 1991, File No. 033-59437, effective May 18, 1995, File No. 033-64763, effective December 5, 1995 File No. 333-60751, effective August 5, 1998, File No. 333-74579, effective March 17, 1999 and File No. 333-104126 effective March 28, 2003).

/s/ Grant Thornton LLP
-------------------------------
GRANT THORNTON LLP
Edison, New Jersey
August 28, 2003